UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 23, 2022
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 23, 2022, Ford Motor Company (“Ford” or “Company”) entered into the Nineteenth Amendment (the “Nineteenth Amendment”) to its Credit Agreement dated as of December 15, 2006, as amended and restated as of November 24, 2009, as amended and restated as of April 30, 2014, as amended and restated as of April 30, 2015, and as further amended and restated as of September 29, 2021 (as amended, supplemented, or otherwise modified from time to time prior to June 23, 2022, the “Existing Credit Agreement”) among Ford, the subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The Nineteenth Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

As a result of the Nineteenth Amendment, the Existing Credit Agreement has been amended effective as of June 23, 2022. Prior to the Nineteenth Amendment, lenders held $3.4 billion of commitments maturing on September 29, 2024 and $10.1 billion of commitments maturing on September 29, 2026. As a result of the Nineteenth Amendment, lenders have $3.4 billion of commitments maturing on June 23, 2025 and $10.1 billion of commitments maturing on June 23, 2027.

Also on June 23, 2022, Ford entered into the Fourth Amendment (the “Supplemental Fourth Amendment”) to its Revolving Credit Agreement dated as of April 23, 2019, as amended and restated as of September 29, 2021 (as amended, supplemented, or otherwise modified from time to time prior to June 23, 2022, the “Existing Supplemental Revolving Credit Agreement”) among Ford, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The Supplemental Fourth Amendment is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

As a result of the Supplemental Fourth Amendment, the Existing Supplemental Revolving Credit Agreement has been amended effective as of June 23, 2022. Prior to the Supplemental Fourth Amendment, lenders held revolving commitments totaling $2.0 billion, all of which matured on September 29, 2024. As a result of the Supplemental Fourth Amendment, lenders have maintained the same level of total commitments with $0.1 billion of commitments maturing on September 29, 2024 and $1.9 billion of commitments maturing on June 23, 2025.

Also on June 23, 2022, Ford entered into a 364-Day Revolving Credit Agreement (the “364-Day Revolving Credit Agreement”) among Ford, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The 364-Day Revolving Credit Agreement is attached hereto as Exhibit 10.3 and is incorporated by reference herein. The lenders under the 364-Day Revolving Credit Agreement have provided $1.75 billion of commitments to Ford with a maturity date of June 22, 2023.

On June 23, 2022, the lenders under the 364-Day Revolving Credit Agreement advanced to Ford $750 million, which, along with $750 million of Company cash, was used to prepay the full $1.5 billion outstanding under Ford’s Term Loan Credit Agreement (the “Term Loan Credit Agreement”) dated as of April 23, 2019, among Ford, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The maturity date of the Term Loan Credit Agreement was December 31, 2022.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 10.1	Nineteenth Amendment dated June 23, 2022 to	Filed with this Report
the Credit Agreement dated as of December 15, 2006,
as amended and restated as of November 24, 2009,
as amended and restated as of April 30, 2014,
as amended and restated as of April 30, 2015,
as amended and restated as of September 29, 2021

Exhibit 10.2	Fourth Amendment dated June 23, 2022 to	Filed with this Report
the Revolving Credit Agreement dated as of April 23, 2019,
as amended and restated as of September 29, 2021

Exhibit 10.3	364-Day Revolving Credit Agreement dated June 23, 2022	Filed with this Report

Exhibit 104	Cover Page Interactive Data File	*
(formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: June 23, 2022	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary

*	Submitted electronically with this Report in accordance with the provisions of Regulation S-T.